UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: May 25, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Appointment of a Director

On May 25, 2016, the Board of Directors of Axion Power International, Inc. (the “Company”) appointed Michael J. Corcoran as a director to take the seat vacated by Stanley Hirschman. Mr. Corcoran’s appointment will serve until the formal shareholder election for board members to be held at the Company’s 2016 Annual Meeting. The Board also appointed Mr. Corcoran as the Chair of its Audit Committee.

Michael J. Corcoran is a Partner with GVP Partners based in Atlanta, Georgia. He founded GVP Partners in 2008 to provide governance, risk and compliance advisory services. He has helped several global companies implement and operate automated enterprise risk and compliance programs. Prior to starting GVP Partners, Mike was a Partner with Deloitte & Touche from 2005 to 2008. He led the business risk advisory practice along the east coast and increased revenues from $18 million to $57 million through innovative solution and business development approaches. In 2001, Mike founded Harborview Partners LLC, an internal and information technology audit firm based in Stamford, CT. As CEO, Mike led company development activities recruiting and leading partners in several offices from Boston to Baltimore. In 2004, the firm was sold to their strategic partner, CBIZ, Inc and services were expanded to CBIZ’s national footprint. Prior to his professional services career, Mike held financial leadership roles at the Union Camp Corporation, Philip Morris and Kraft Foods. Mike is a graduate of Georgetown University. He is a Certified Public Accountant and a member of the Georgia Society of CPAs and the Institute of Internal Auditors.

The Company has determined that Mr. Corcoran should serve as a director due to his background in public company accounting and finance, as well as his overall career in financial leadership roles.

Mr. Corcoran will receive an initial grant of stock options and shall be paid Board fees pursuant to stated Company guidelines.

ITEM 7.01. Regulation FD Disclosure

Reference is made to the press release, dated May 26, 2016, filed herewith as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. Exhibit

99.1 Press Release, dated May 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 26, 2016

Axion Power International, Inc.

By:	/s/ Richard H. Bogan
Richard H. Bogan
Chairman and CEO